Exhibit 10.43

AGREEMENT (this “Agreement”), dated as of December 1, 2003, by and between Columbia Laboratories, Inc. (the “Corporation”), and Perry Corp., a New York Corporation, with principal executive offices located at 599 Lexington Avenue, New York, NY 10022 (“Investor”). Capitalized terms used and not otherwise defined in this Agreement have the meanings respectively ascribed thereto in the Rights Agreement, dated as of March 13, 2002, between the Corporation and First Union National Bank, as rights agent (as amended from time to time, the “Rights Agreement”).

1. Investor hereby represents and warrants to the Corporation that, as of the close of business on the date of this Agreement, Investor, its Affiliates and Associates Beneficially Own less than 15% of the outstanding shares of Common Stock.

2. (a) The Corporation hereby represents and warrants to Investor that the board of directors of the Corporation has approved, solely for purposes of clause (ii)(A) of the first proviso of the definition of “Acquiring Person” in the Rights Agreement, the Investor, together with its Affiliates and Associates, becoming the Beneficial Owner, in the aggregate, of up to, but not more than, an aggregate of 19.9% of the outstanding Voting Stock, subject to (i) Beneficial Ownership of such stock having been acquired by Investor and its Affiliates and Associates prior to April 1, 2004, (ii) compliance by Investor and its Affiliates and Associates with the provisions of this Agreement and (iii) Investor and its Affiliates and Associates being eligible to report Beneficial Ownership of all such stock on Schedule 13G under the Exchange Act and not being required to report such ownership on Schedule 13D under the Exchange Act.

(b) For the avoidance of doubt, the parties acknowledge and agree that the approval of the Corporation’s board of directors described in Section 2(a) hereof is not intended to constitute approval for purposes of Section 203 of the Delaware General Corporation Law (“DGCL 203”) or intended to make the limitations and requirements of DGCL 203 inapplicable to Investor, its Affiliates and Associates or any “business combination” (as defined in DGCL 203) involving any of them and the Corporation (and, in any event (and without in any way limiting Section 3 hereof), Investor, on behalf of itself and its Affiliates and Associates, agrees that the requirements of DGCL 203 shall apply to any such business combination irrespective of the approval described in Section 2(a) hereof and as if such approval was never given).

3. Investor hereby covenants and agrees that, for a period of eighteen (18) months from the date of this Agreement, neither Investor nor any of its Affiliates or Associates shall, directly or indirectly, in any manner: (a) acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase or otherwise, any direct or indirect beneficial interest in any voting securities of the Corporation or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any voting securities of the Corporation (other than acquisitions of (i) Common Stock in accordance with Section 2(a) hereof if, after giving effect to such acquisitions, Investor, its Affiliates and Associates do not, in the aggregate, at any time Beneficially Own in the aggregate more than 19.9% of the Voting Stock then outstanding or (ii) securities of the Corporation obtained pursuant to a share dividend or similar involuntary acquisition of such securities); (b) make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Exchange Act) or seek to advise or influence in any manner whatsoever any Person with respect to the voting of any voting securities of the Corporation; (c) form, join or any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Corporation; (d) acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, any of the assets, tangible or intangible, of the Corporation or any of its subsidiaries, or direct or indirect rights, warrants or options to acquire any assets of the Corporation or any of its subsidiaries, except for such assets as are then being offered for sale by the Corporation or any of its subsidiaries; (e) arrange, or in any way participate, directly or indirectly, in any financing for the purchase of any voting securities of the Corporation or any securities convertible into or exchangeable or exercisable for any voting securities or assets of the Corporation, except for such assets as are then being offered for sale by the Corporation or any of its subsidiaries; (f) otherwise act, alone or in concert with others, to seek to propose to the Corporation or any of its stockholders any liquidation, merger, business combination, restructuring, recapitalization or other transaction to or with the Corporation or otherwise seek, alone or in concert with others, to control or change the management, board of directors or policies of the Corporation or nominate any person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Corporation; (g) otherwise act, alone or in concert with others, to seek to influence the management, board of directors or policies of the Corporation (provided that this clause (g) shall not restrict the ability of the Investor, its Affiliates and Associates to have conversations with members of management and the board of directors regarding operational and financing matters in the ordinary course of the business of the Corporation to the extent that and so long as the conversations are not otherwise inconsistent with the other provisions of this Section 3); (h) make any request or proposal to amend, waive or terminate any provision of this Section 3; or (i) take any action that might result in the Corporation having to make a public announcement regarding any of the matters referred to in clauses (a) through (h) of this Section 3, or announce an intention to do, or enter into any arrangement or understanding or discussions with others to do, any of the actions restricted or prohibited under such clauses (a) through (h) of this Section 3. Notwithstanding anything contained herein to the contrary, the Investor, its Affiliates and Associates shall not be in breach of this Agreement if the Investor, together with its Affiliates and Associates, becomes the Beneficial Owner of greater than 19.9% of the outstanding Voting Stock and such increase is solely the result of a reduction of the outstanding shares of Voting Stock pursuant to a transaction or a series of related transactions consummated by the Corporation (including, without limitation, repurchases of Voting Securities by the Corporation).

4. The Corporation shall be permitted to publicly disclose this Agreement. In the event of an actual or threatened violation of this Agreement, Investor hereby expressly consents, on behalf of itself and its Affiliates or Associates, to the enforcement of this Agreement by injunctive relief or specific performance, without proof of actual damages or any requirement to post a bond, in addition to any and all other remedies available to the Corporation. Investor shall indemnify the Corporation and the Corporation’s directors and officers from, and hold them harmless in respect of, any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred in connection with (a) any breach or threatened breach (provided that such threat must be based on a reasonable good faith determination by the Company under the circumstances) by Investor or any of its Affiliates or Associates of any provision of this Agreement.

5. (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Except as set forth in the last sentence of Section 4 hereof, this Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights hereunder. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by Investor (whether by operation of law or otherwise) without the prior written consent of the Corporation, and any purported assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be amended or supplemented, except by a written agreement executed by each of the parties hereto. No failure or delay by the Corporation in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any waiver by the Corporation hereunder shall be valid only if set forth in an instrument in writing signed on behalf of the Corporation. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same agreement.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof. Investor, on behalf of itself and each of its Affiliates and Associates, and the Corporation, (i) consents to submit to the personal jurisdiction of any federal court of the United States located in the State of New York or any New York State court in any action, suit or proceeding arising out of or relating to this Agreement (an “Action”), (ii) irrevocably waives any objection to the laying of venue of any Action in any such courts, agrees not to plead or claim that any Action in any such court has been brought in an inconvenient forum, and agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) irrevocably waives any and all rights to trial by jury in any Action.

(c) In the event that any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, in whole or in part, the remaining terms and provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law, and such invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the Corporation’s intention with respect to such invalid or unenforceable term or provision.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

COLUMBIA LABORATORIES, INC.

By:	/s/ Robert S. Mills
Name:	Robert S. Mills
Title:	Senior Vice President & Chief Operating Officer

PERRY CORP.

By:	/s/ Richard Perry
Name:	Richard Perry
Title:	President

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